Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.sanchezpp.com

Investor Contact: Charles C. Ward

                                (877) 847-0009

Sanchez Production Partners
Borrowing Base Reaffirmed at $70 Million

HOUSTON--(BUSINESS WIRE)—Jan. 12, 2015—Sanchez Production Partners LLC (NYSE MKT: SPP) today reported that its lenders have completed a semi-annual review of the company's borrowing base pursuant to the terms of its reserve-based credit facility.  Based on this review, the borrowing base has been reaffirmed by the lenders at $70.0 million.

Borrowings outstanding under the company’s reserve-based credit facility currently total $42.5 million, leaving the company with $27.5 million in borrowing capacity.

About the Company

Sanchez Production Partners LLC (NYSE MKT: SPP) is a publicly-traded limited liability company focused on the acquisition, development and production of oil and natural gas properties and other integrated assets. The company’s proved reserves are currently located in the Cherokee Basin in Oklahoma and Kansas, the Woodford Shale in the Arkoma Basin in Oklahoma, the Central Kansas Uplift in Kansas, and along the Gulf Coast in Texas and Louisiana.  For more information, please visit the company’s website (www.sanchezpp.com).

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate.

For instance, there is no assurance that the proposed conversion will be consummated.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.